As filed with the Securities and Exchange Commission on August 27, 2008
Registration No. 333-_________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TXCO RESOURCES INC.
(Exact name of registrant as specified in its charter)

Delaware	84-0793089
(State or other jurisdiction of incorporation or organization)	(I.R.S Employer Identification No.)

777 E. Sonterra Blvd., Suite 350, San Antonio, Texas	78258
(Address of Principal Executive Offices)	(Zip Code)

TXCO Resources Inc. 2005 Stock Incentive Plan, as amended and restated
(Full title of the plan)

M. Frank Russell, Esq.
Vice President and General Counsel
TXCO Resources Inc.
777 E. Sonterra Blvd., Suite 350
San Antonio, Texas 78258
(210) 496-5300

Copies to:

Daryl L. Lansdale, Jr., Esq.
Fulbright & Jaworski L.L.P.
300 Convent Street, Suite 2200
San Antonio, Texas 78205
Telephone: (210) 224-5575
Facsimile: (210) 270-7205

(Name, address, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee (3)
Common Stock, $0.01 par value per share	3,542,372 shares	$11.54	$40,878,972	$1,606.54

(1) 3,542,372 shares of TXCO Resources Inc.’s (the “Company”) common stock, $0.01 par value per share (the “Common Stock”), are to be offered and sold under the TXCO Resources Inc. 2005 Stock Incentive Plan, as amended and restated. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an additional indeterminable number of shares as may be necessary to adjust the number of shares being offered or issued pursuant to the plan as a result of stock splits, stock dividends or similar transactions.

(2) All of the shares of Common Stock carry rights to purchase additional shares of the Company’s Series A Junior Participating Preferred Stock under the Company’s Rights Agreement, originally dated June 29, 2000 and subsequently amended on November 1, 2007, November 19, 2007 and March 3, 2008. These purchase rights are attached to and trade with the Common Stock. Value attributable to such rights, if any, is reflected in the market price of the Common Stock.

(3) Pursuant to Rule 457(c) and (h) under the Securities Act, the offering price is estimated solely for the purpose of calculating the registration fee. The proposed maximum offering price per share is estimated to be $11.54, based upon the average of the high and low sales price of the Common Stock, as reported by the Nasdaq Global Select Market on August 20, 2008.

EXPLANATORY NOTE

This Registration Statement on Form S-8 relates to the registration of 3,542,372 shares of the Company’s Common Stock that may be offered and sold under the TXCO Resources Inc. 2005 Stock Incentive Plan, as amended and restated (the “2005 Plan”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The Company has sent or given, or will send or give, documents containing the information specified by Part I of Form S-8 to participants in the 2005 Plan, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act. The Company is not filing these documents with the Commission, but these documents constitute (together with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.      Incorporation of Documents by Reference.

The following documents filed by the Company with the Commission are incorporated by reference into this Registration Statement:

(i) The Company’s annual report on Form 10-K, for the fiscal year ended December 31, 2007, filed on March 17, 2008;

(ii) The Company’s quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2008 and June 30, 2008, filed on May 12, 2008 and August 11, 2008, respectively;

(iii) The Company’s current reports on Form 8-K filed on January 15, 2008, January 24, 2008, January 28, 2008, February 29, 2008, March 7, 2008, March 19, 2008, March 24, 2008, April 4, 2008, April 7, 2008, June 4, 2008, June 30, 2008, and August 18, 2008;

(iv) The description of the Company’s Common Stock contained in its Registration Statement on Form S-1, filed on April 28, 2006 (File No. 333-133634), including all amendments and reports filed for the purpose of updating such description; and

(v) The description of the Company’s Series A Junior Participating Preferred Stock contained in its Registration Statement on Form 8-A, filed on July 7, 2000 (File No. 000-09120), including all amendments and reports filed for the purpose of updating such description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any exhibits included with such information, unless otherwise indicated therein), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.      Description of Securities.

The Company is registering common shares that are registered pursuant to Section 12 of the Exchange Act.

ITEM 5.      Interest of Named Experts and Counsel.

Not applicable.

ITEM 6.      Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at the corporation’s request in such capacity of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Article Twelfth of the Company’s Restated Certificate of Incorporation provides for the indemnification of the Company’s directors, officers, employees and agents. Specifically, Article Twelfth provides in part that:

“Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the Corporation. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors or officers.”

The Company’s Amended and Restated Bylaws also contain indemnification provisions that substantially conform to Article Twelfth of the Company’s Restated Certificate of Incorporation.

The Company maintains Directors and Officers’ Liability Insurance and has entered into change of control agreements with certain of its officers that also contain indemnification provisions that substantially conform to Article Twelfth of the Company’s Restated Certificate of Incorporation.

Reference is made to Item 9 below for the Company’s undertakings with respect to indemnification for liabilities arising under the Securities Act.

ITEM 7.      Exemption from Registration Claimed.

Not Applicable.

ITEM 8.      Exhibits.

Exhibit No.	Exhibit Description

4.1	Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q, filed on August 9, 2007 (File No. (000-09120))
4.2	Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K, filed on August 18, 2008 (File No. (000-09120))
4.3
Rights Agreement dated as of June 29, 2000, by and between The Exploration Company of Delaware, Inc. and Fleet National Bank (incorporated herein by reference to Exhibit 4.4 of the Company’s Current Report on Form 8-K/A, filed on December 3, 2007 (File No. (000-09120))

4.4
Agreement of Substitution and Amendment of Common Shares Rights Agreement dated November 1, 2007, by and between TXCO Resources Inc. and American Stock Transfer and Trust Company (incorporated herein by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K/A, filed on December 3, 2007 (File No. (000-09120))

4.5
Amendment No. 2 to Rights Agreement of TXCO Resources Inc. dated November 19, 2007, by and between TXCO Resources Inc. and American Stock Transfer & Trust Company (incorporated herein by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K/A, filed on December 3, 2007 (File No. (000-09120))

4.6
Amendment No. 3 to Rights Agreement of TXCO Resources Inc. dated March 3, 2008, by and between TXCO Resources Inc. and American Stock Transfer & Trust Company (incorporated herein by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K, filed on March 7, 2008 (File No. (000-09120))

4.7
TXCO Resources Inc. 2005 Stock Incentive Plan, as amended and restated (incorporated herein by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K, filed on June 4, 2008 (File No. (000-09120))

5.1*	Opinion of Fulbright & Jaworski L.L.P. regarding legality of securities being registered
23.1*	Consent of Counsel (contained in Exhibit 5.1)
23.2*	Consent of Akin, Doherty, Klein & Feuge, P.C.
24.1*	Power of Attorney

*         Filed herewith

ITEM 9.      Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas on August 27, 2008.

TXCO RESOURCES INC.

By:	/s/ JAMES E. SIGMON
James E. Sigmon
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ JAMES E. SIGMON James E. Sigmon	Chairman and Chief Executive Officer (Principal Executive Officer)	August 27, 2008
/s/ P. MARK STARK P. Mark Stark	Vice President and Chief Financial Officer (Principal Accounting and Financial Officer)	August 27, 2008
* Alan L. Edgar	Director	August 27, 2008
* Anthony Tripodo	Director	August 27, 2008
* Michael J. Pint	Director	August 27, 2008
* Dennis B. Fitzpatrick	Director	August 27, 2008
* Jon Michael Muckleroy	Director	August 27, 2008
* Jacob Roorda	Director	August 27, 2008

* By:	/s/ JAMES E. SIGMON
James E. Sigmon
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Exhibit Description

4.1	Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q, filed on August 9, 2007 (File No. (000-09120))
4.2	Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K, filed on August 18, 2008 (File No. (000-09120))
4.3
Rights Agreement dated as of June 29, 2000, by and between The Exploration Company of Delaware, Inc. and Fleet National Bank (incorporated herein by reference to Exhibit 4.4 of the Company’s Current Report on Form 8-K/A, filed on December 3, 2007 (File No. (000-09120))

4.4
Agreement of Substitution and Amendment of Common Shares Rights Agreement dated November 1, 2007, by and between TXCO Resources Inc. and American Stock Transfer and Trust Company (incorporated herein by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K/A, filed on December 3, 2007 (File No. (000-09120))

4.5
Amendment No. 2 to Rights Agreement of TXCO Resources Inc. dated November 19, 2007, by and between TXCO Resources Inc. and American Stock Transfer & Trust Company (incorporated herein by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K/A, filed on December 3, 2007 (File No. (000-09120))

4.6
Amendment No. 3 to Rights Agreement of TXCO Resources Inc. dated March 3, 2008, by and between TXCO Resources Inc. and American Stock Transfer & Trust Company (incorporated herein by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K, filed on March 7, 2008 (File No. (000-09120))

4.7
TXCO Resources Inc. 2005 Stock Incentive Plan, as amended and restated (incorporated herein by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K, filed on June 4, 2008 (File No. (000-09120))

5.1*	Opinion of Fulbright & Jaworski L.L.P. regarding legality of securities being registered
23.1*	Consent of Counsel (contained in Exhibit 5.1)
23.2*	Consent of Akin, Doherty, Klein & Feuge, P.C.
24.1*	Power of Attorney

*         Filed herewith